As filed with the Securities and Exchange Commission on July 29, 2022

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

______________________________

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

365 Bay Street, Suite 800 Toronto, Ontario M5H 2V1

(Address of Principal Executive Offices) (Zip Code)

Flora Growth Corp. 2022 Incentive Compensation Plan

(Full title of the plan)

______________________________

CT Corporation System

28 Liberty Street

New York, New York 10005

 (Name and address of agent for service)

+1 (302) 777-0200

(Telephone number, including area code, of agent for service)

With copies to:

Rebecca G. DiStefano

Greenberg Traurig, P.A.

401 East Las Olas Boulevard, Suite 2000

Fort Lauderdale, FL 33301

Tel: +1 (954) 768-8221

Fax: +1 (561) 338-7099

Michael Rennie

Wildeboer Dellelce LLP

365 Bay Street, Suite 800

Toronto, Ontario M5H 2V1

Tel: +1 (416) 361-4781

Fax: +1 (416) 361-1790

______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering a total of 6,000,000 common shares, no par value per share (the “Common Shares”) of Flora Growth Corp.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement are not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), and will be sent or given to all persons who participate in the Flora Growth Corp.’s 2022 Incentive Compensation Plan (the “2022 Plan”), as specified by Form S-8 and Rule 428(b)(1) under the Securities Act. These documents are not required to be filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by Flora Growth Corp., an Ontario, Canada corporation (the “Company” or “Flora”), are incorporated by reference herein:

(a)	The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “Annual Report”), filed with the Commission on May 9, 2022.

(b)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c)

The description of the Company’s Common Shares contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on May 10, 2021 (Commission File No. 001-40397), and any amendment or report filed for the purpose of updating such description, including the description of the Company’s Common Shares included as Exhibit 2.1 to the Annual Report.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (not including any information that is not deemed “filed” with the Commission, which is not incorporated by reference herein).

Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

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Item 6.   Indemnification of Directors and Officers.

The Company is incorporated under the laws of the Province of Ontario, Canada. In accordance with the Business Corporations Act (Ontario) and pursuant to the bylaws of the Company, subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. The Company shall advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below or is not successful on the merits in their defense of the action or proceeding. Indemnification is prohibited unless the individual:

•	Acted honestly and in good faith with a view to the Company’s best interests;
•	In the case of a criminal or administrative action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and
•	Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

The Company has entered into indemnity agreements with its directors and certain officers that provide for the indemnification of its directors and certain officers, to the fullest extent permitted by applicable law, including but not limited to the indemnity provided under Section 136(1) of the Business Corporations Act (Ontario), under the articles of incorporation and bylaws of the Company, and under the indemnity agreements, from and against any and all losses incurred by such persons in respect of any claim or proceeding in which such persons are involved because of their association or service (i) as a director, officer or advisor of the Company, (ii) as a director, officer or advisor of any subsidiary of the Company, or (iii) as a director, officer or advisor (or similar position) of any other entity at the Company’s request; provided that such indemnity will not be available with respect to losses where it is determined by a court of competent jurisdiction in Ontario in a final, non-appealable judgment that such person was not acting honestly and in good faith with a view to the best interests of the Company (or its subsidiary or other entity, as applicable), and in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, such person had no reasonable grounds for believing that his or her conduct was lawful. In addition, the indemnity agreements provide for the Company’s obligation to advance expenses, under certain circumstances, and provide for additional procedural protections.

The Company maintains directors’ and officers’ liability insurance for its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

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Item 8.  Exhibits.

Exhibit Number	Exhibit

4.1	Articles of Incorporation of Flora Growth Corp. (incorporated by reference to Exhibit 2.1 to Flora’s Offering Statement on Form 1-A, filed with the Commission on October 11, 2019).

4.2	Bylaw No. 1-A of Flora Growth Corp. (incorporated by reference to Exhibit 99.3 to Flora’s Current Report on Form 6-K, filed with the Commission on July 6, 2022).

4.3

Articles of Amendment of Flora Growth Corp. effective April 30, 2021 (incorporated by reference to Exhibit 3.3 to Flora’s Amendment No. 5 to Registration Statement on Form F-1/A, filed with the Commission on May 5, 2021).

4.4	Flora Growth Corp. 2022 Incentive Compensation Plan (incorporated by reference to Exhibit 99.2 to Flora’s Current Report on Form 6-K, filed with the Commission on July 6, 2022).

5.1*	Opinion of Wildeboer Dellelce LLP regarding the legality of the Common Shares being registered.

23.1*	Consent of Davidson & Company LLP, independent registered public accounting firm.

23.2*	Consent of Wildeboer Dellelce LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Filing Fee Table

*Filed herewith.

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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on July 29, 2022.

FLORA GROWTH CORP.

By:	/s/ Luis Merchan
Name:	Luis Merchan
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Luis Merchan and Lee Leiderman as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Luis Merchan	Chief Executive Officer, President and Chairman of the Board	July 29, 2022.
Luis Merchan	(Principal Executive Officer)

/s/ Lee Leiderman	Chief Financial Officer	July 29, 2022.
Lee Leiderman	(Principal Financial Officer and Principal Accounting Officer)

/s/ John Timothy Leslie	Director	July 29, 2022.
John Timothy Leslie

/s/ Dr. Beverley Richardson	Director	July 29, 2022.
Dr. Beverley Richardson

/s/ Juan Carlos Gomez Roa	Director	July 29, 2022.
Juan Carlos Gomez Roa

/s/ Annabelle Manalo-Morgan, PhD	Director	July 29, 2022.
Annabelle Manalo-Morgan, PhD

/s/ Marc Mastronardi	Director	July 29, 2022.
Marc Mastronardi

/s/ Brandon Konigsberg	Director	July 29, 2022.
Brandon Konigsberg

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Flora Growth Corp., has signed this registration statement on July 29, 2022.

By:	/s/ Luis Merchan
Name:	Luis Merchan
Title:	Chief Executive Officer

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